As filed with the Securities and Exchange Commission on December 20, 1999
                                               Registration No. 333-


          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                       FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


              ARI Network Services, Inc.
(Exact name of registrant as specified in its charter)


    Wisconsin                                  39-1388360
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)            Identification No.)

               330 East Kilbourn Avenue
            Milwaukee, Wisconsin 53202-3166
                    (414) 278-7676
 (Address and telephone number of principal executive offices)

                1991 Stock Option Plan
           1993  Director Stock Option Plan
           1992 Employee Stock Purchase Plan
               (Full title of the plans)

      Mark L. Koczela                        Copies to:
  330 East Kilbourn Avenue               Larry D. Lieberman
Milwaukee, Wisconsin  53202-3166        Godfrey & Kahn, S.C.
       (414) 278-7676                  780 North Water Street
(Name, address, including zip code,      Milwaukee, WI 53202
and telephone number, including            (414) 273-3500
area code, of agent for service)


            CALCULATION OF REGISTRATION FEE
                                                        Proposed
   Title of                                             maximum
  each class                         Proposed maximum   aggregate    Amount of
 of securities    Amount to be        offering price    offering    registration
to be registered   registered         per unit (1)      price (1)       fee

Common Stock     837,500 Shares (2)(3)  $6.8281         $5,718,534     $1,510

(1) Estimated solely for the purpose of calculation of the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933 based on the average of the high and low price of the Common Stock on December 17, 1999.

(2)   Includes  637,500  shares under  the  1991  Stock
Option  Plan,  150,000 shares under the  1993  Director
Stock  Option  Plan and 50,000 shares  under  the  1992
Employee Stock Purchase Plan.

(3)    On   June  1,  1992,  the  Registrant  filed   a
Registration Statement on Form S-8 (Reg. No.  33-48316)
covering  212,500 shares (post reverse stock split)  of
Common Stock issuable under the Registrant's 1991 Stock
Option Plan.  A registration fee of $1,162.11 was  paid
at  that  time.   The  contents  of  that  Registration
Statement are incorporated herein by reference, and the
shares  of  Common  Stock covered by that  Registration
Statement   are   being   carried   forward   to   this
Registration Statement.

    Part II Information Not Required in Prospectus

Item 3.   Incorporation of Documents by Reference

     The following documents are incorporated by reference in this Registration Statement:

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1999;

     (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 1999 and

     (c) the description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A filed on October 22, 1991.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel

     The validity of the issuance of the Common Stock offered hereby has been passed upon by Mark L. Koczela, Executive Vice President and General Counsel to the
Registrant.

Item 6.  Indemnification of Directors and Officers

     Pursuant to Section 180.0828 of the Wisconsin
Business Corporation Law ("WBCL"), the Company's directors are not personally liable to the Company, its shareholders or any person asserting rights on behalf of the Company or its shareholders, for monetary damages and liabilities arising from a breach of or failure to perform any duty resulting solely from the director's status as a director, unless the person asserting liability proves that the breach of failure to perform constitutes (i) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director has a material conflict of interest, (ii) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful, (iii) a transaction from which the director derived an improper personal profit or (iv) willful misconduct.

     In addition, the Company's By-Laws contain certain provisions whereby directors, officers, employees and agents of the Company generally are to be indemnified against certain liabilities to the fullest extent authorized by the WBCL, with certain exceptions. In particular, Article VII of the Company's By-Laws provides (i) that an individual shall be indemnified unless it is proven by a final judicial adjudication that indemnification is prohibited, (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive, and (iii) indemnification rights will also extend to employees and certain agents of the Company, as determined by the Company's Board of Directors or a committee thereof. Article VII provides that it may not be amended to limit the indemnification provided for therein except by a vote of not less than 75% of the Company's outstanding capital stock, and that any such amendment may only be prospective and not retroactive. The Board of Directors of the Company, however, is expressly authorized in Article VII to expand the indemnification permitted under Article VII without an amendment to the Company's By-Laws.

     The Registrant's officers and directors are covered by officer's and director's liability insurance.

Item 8.  Exhibits

     5. Opinion of Mark L. Koczela regarding validity of issuance of Common Stock.

    23.1  Consent of Ernst & Young LLP.

    23.2  Consent of Mark L. Koczela (included in Exhibit 5).

    24.   Powers of attorney are included on the signature page hereof.

Item 9.  Undertakings

     *(a) The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of
a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     *(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration
Statement shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


*  Paragraph references correspond to those of Item 512 of Regulation S-K.

                      SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned in the City of Milwaukee, State of Wisconsin on December 17, 1999.

                              ARI NETWORK SERVICES, INC.


                              By: /s/ Brian E. Dearing
                                  ---------------------------------
                                  Brian E. Dearing, President and
                                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints
Brian E. Dearing and Mark L. Koczela, and each of them, his true and lawful attorney-in-fact and agent with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 was signed by the following persons in the capacities and on the dates indicated.

      Signature                   Title                             Date

/s/ Brian E. Dearing     President and Chief Executive Officer     12/17/99
----------------------   and Chairman of the Board of Directors
Brian E. Dearing         (acting principal financial and
                         accounting officers)

/s/ Gordon J. Bridge     Director                                  12/17/99
----------------------
Gordon J. Bridge

/s/ Francis Brzezinski   Director                                  12/17/99
----------------------
Francis Brzezinski

/s/ George Dalton        Director                                  12/17/99
----------------------
George Dalton

/s/ Richard W. Weening   Director                                  12/17/99
----------------------
Richard W. Weening